Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 001-41561 on Form 20-F of our report dated August 12, 2022, relating to the financial statements of Tankco Shipping Inc. Predecessor (subsequently renamed Toro Corp.). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
December 1, 2022